EXHIBIT j

           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
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We hereby consent to the incorporation by reference in this Registration
Statement on Form N-1A of our report dated December 14, 2004, relating to the financial statements and financial highlights which appears in the October 31, 2004 Annual Report to Shareholders of Phoenix Balanced Fund, Phoenix Core Bond Fund, Phoenix-Engemann Capital Growth Fund, Phoenix-Engemann Mid-Cap Growth Fund, Phoenix-Goodwin High Yield Fund and Phoenix-Goodwin Money Market Fund (constituting Phoenix Series Fund), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Non-Public Holdings Information", "Independent Registered Public Accounting Firm" and "Report to Shareholders" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
April 18, 2005